UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 California Street, Suite 1800

San Francisco, California 94108

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2025, Sunrun Inc. (the “Company”) entered into Amendment No. 4 (“Amendment No. 4”) to that certain Credit Agreement, dated as of January 24, 2022 (as amended by Amendment No. 4, the “Credit Agreement”), by and among the Company, KeyBank National Association, as administrative agent, and the other parties thereto, to, among other things, (a) extend the stated maturity date from March 1, 2027 to March 1, 2028, (b) reduce the commitments to approximately $321,394,000, which is equal to the total amount that was utilized under the facility (funds drawn in addition to utilized letters of credit) immediately prior to entry into Amendment No. 4, (c) provide for further reductions of the commitments, but not below $150,000,000, by the amount of principal repaid in connection with certain prepayments based on cash generated by the Company that were introduced in Amendment No. 3 to the Credit Agreement, dated February 20, 2024, (d) increase the letter of credit sublimit from $100,000,000 to $150,000,000, (e) increase the quarter-end liquidity requirement from the current 15% of total amounts utilized under the facility to a maximum of 20% of total amounts utilized under the facility (such increase will be implemented by successive 1% increases each quarter, commencing with the quarter ended December 31, 2025 and ending with the quarter ending December 31, 2026) and (f) decrease the maximum modified leverage ratio from 5:50:1:00 to 5:00:1.00.

This facility is subject to various restrictive covenants, such as the completion and presentation of audited consolidated financial statements, maintaining a minimum modified interest coverage ratio, a minimum modified current ratio, a maximum modified leverage ratio, and a minimum unencumbered cash balance, in each case, tested quarterly. The Company was in compliance with all debt covenants as of September 30, 2025, and would have been in compliance with all modified covenants specified in Amendment No. 4 as of September 30, 2025.

The foregoing summary description of Amendment No. 4 in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of January 24, 2022, by and among the Company, KeyBank National Association, as administrative agent, Silicon Valley Bank, as collateral agent, and each of the guarantors, lenders and arrangers identified on the signature pages thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele General Counsel

Date: January 6, 2026